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Exhibit 10.57

                             WANG LABORATORIES, INC.

                            (A DELAWARE CORPORATION)

                               AMENDMENT NO. 2 TO

                  1995 DIRECTOR STOCK OPTION PLAN (THE "PLAN")

     Pursuant to a vote of the Organization, Compensation and Nominating Committee of the Board of Directors of Wang Laboratories, Inc. (the "Company") on January 21, 1998, the Plan has been amended as follows:

     1.   Section 4. Stock Subject to the Plan.

          This section has been amended by deleting "180,000 shares" in line 2 and replacing it with "240,000 shares."

     2.   Section 9. Change in Control

          In line 4 change the word "corporation" to "subsidiary."